Exhibit 99.1

Intermolecular Reports First Quarter 2018 Financial Results

Company Achieves Third Consecutive Quarter of Positive Adjusted EBITDA

SAN JOSE, Calif., May 8, 2018 -- Intermolecular, Inc. (NASDAQ: IMI), the trusted partner for advanced materials innovation, today reported results for its first quarter ended March 31, 2018.

Q1 2018 Financial and Operational Highlights

•	Total revenue of $9.7 million, a decrease of 8% over the prior quarter and 3% over the same period last year.
•	Program revenues grew 5% sequentially and 36% over the same period last year.
•	First quarter adjusted EBITDA of $1.0 million (10% of revenue), compared with an adjusted EBITDA loss of $(1.9) million in the same period last year.
•	Total cash and investments increased $1.4 million sequentially to $27.2 million.
•	Secured two new contracts during the quarter.

Management Commentary

“The first quarter of 2018 marked Intermolecular’s third consecutive period of positive adjusted EBITDA, a consistency not seen since 2013,” said company president and CEO, Chris Kramer. “Our improved financial performance is the result of the actions we have taken over the past year to both increase customer engagements and reduce our cost structure.  Specifically, on a year-over-year basis, we increased program services revenue by $2.4 million, or 36% in the quarter, while reducing operating expenses by $4.5 million.  This combination has more than offset the planned expiration of royalties from legacy programs and is key for sustainable profitability.  Our engagements with both existing and new customers continue to expand and we remain confident in our ability to continue to grow and scale our business profitably.”

First Quarter Fiscal 2018 Results

Revenue for the first quarter of 2018 was $9.7 million, down 8% compared to $10.5 million in the fourth quarter of 2017, and down 3% compared to $9.9 million in the same period a year ago. Program revenues of $9.3 million grew 5% sequentially and 36% over the same period a year ago.

Net loss for the first quarter of 2018 was $(0.6) million, or $(0.01) per share, compared to net income of $0.1 million, or $0.00 per share, in the fourth quarter of 2017, and net loss of $(5.8) million, or $(0.12) per share, in the same period a year ago.

Non-GAAP net loss for the first quarter of 2018 was $(0.4) million, or $(0.01) per share, compared to non-GAAP net income of $0.4 million, or $0.01 per share, in the prior quarter, and non-GAAP net loss of $(5.2) million, or $(0.10) per share, in the same period a year ago.

Adjusted EBITDA for the first quarter of 2018 was $1.0 million, compared to $2.1 million in the prior quarter, and an adjusted EBITDA loss of $(1.9) million in the same period a year ago.

Cash and investments were $27.2 million at the end of first quarter of 2018, an increase of $1.4 million compared to $25.8 million at the end of fourth quarter of 2017. The company had no debt at quarter end.

Second Quarter of 2018 Outlook

The following statements are based on Intermolecular’s current expectations for the second quarter ending June 30, 2018. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below. Intermolecular does not plan to update, nor does it undertake any obligation to update, this outlook in the future.

•	Revenue is projected to be in the range of $9.8 million to $10.2 million;
•

Net income is projected to be between a loss of $(0.3) million, or $(0.01) per share, and a profit of  $0.3 million, or $0.01 per share, based on approximately 49.6 million shares expected to be outstanding;

•

Non-GAAP net income, excluding stock-based compensation expense, is projected to be between breakeven and $0.6 million, or between $0.00 to $0.01 per share based on 49.6 million shares expected to be outstanding; and,

•	Adjusted EBITDA is projected to be between $1.2 million and $1.7 million.

Intermolecular reports revenue, cost of revenue, gross margin, operating income (loss), net income (loss) and earnings (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. A reconciliation of the non-GAAP financial measures with the most directly comparable GAAP measures, as well as a description of the items excluded from the non-GAAP measures, is included in the financial statements portion of this press release. Please refer to “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Income/Loss to Non-GAAP Net Income” below.

Conference Call

Intermolecular will host a conference call and simultaneous audio-only webcast today (May 8, 2018) at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss these results. The call will be hosted by Intermolecular President and CEO Chris Kramer and CFO Bill Roeschlein.

U.S. dial-in number: (877) 251-1860

International dial-in number: (224) 357-2386

Conference ID: 2183689

Please call the conference telephone number five to ten minutes prior to start time. An operator will register your name and organization. If you have difficulty connecting with the conference call, please contact Liolios Group at (949) 574-2386

A live and archived webcast (audio only) of the call will be available on Intermolecular’s website for up to 30 days after the call.

About Intermolecular, Inc.

Intermolecular® is the trusted partner for advanced materials innovation. Advanced materials are at the core of innovation in the 21st century for a wide range of industries including semiconductors, consumer electronics, automotive and aerospace. With its substantial materials expertise; accelerated learning and experimentation platform; and information and analytics infrastructure, Intermolecular has a ten-year track record helping leading companies accelerate and de-risk materials innovation. Learn more at www.intermolecular.com.

“Intermolecular” and the Intermolecular logo are registered trademarks; all rights reserved.

Forward-Looking Statements

Statements made in this press release and the earnings call referencing the press release that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “would,” “may,” “expects,” “believes,” “plans,” “intends,” “projects” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this document are based on current beliefs, assumptions and expectations, speak only as of the date of this document and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond Intermolecular’s control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: our ability to productize our workflows with existing and future customers; expectations regarding our future revenue, cash flow and GAAP and non-GAAP net income or loss; financial condition; the ability of our new business model to generate profits and long-term shareholder returns; the extent to which technology developed in collaboration with our customers will continue to remain on the critical path and have significant value for such customers and us as well as the industry as a whole; and anticipated growth in our current markets through expansion of existing customer programs and the entry into other engagements with new customers. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to: our ability to execute on our strategy, prove our business model and remain technologically competitive in rapidly evolving industry conditions; commercial acceptance of our HPC platform and methodology as effective R&D tools; our ability to achieve and sustain profitability; the ability of our customers to achieve their announced product roadmaps in a timely manner; the extent to which we are able to successfully extend and expand relationships with existing customers; our ability to manage the growth of our business; the rapid technology changes and volatility of the customers and industries we serve; our potential need for future capital to finance our operations; and other risks described in our most recent annual report on Form 10-K as updated by our quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission available at www.sec.gov, particularly in the sections titled "Risk Factors." All forward-looking statements are based on management’s current estimates, projections and assumptions, and we assume no obligation to update them.

Non-GAAP Financial Measures

To supplement the financial data presented on a GAAP basis, we also disclose certain non-GAAP financial measures, which exclude the effect of stock-based compensation expense. These non-GAAP financial measures are not prepared in accordance with GAAP, do not serve as an alternative to GAAP and may be calculated differently than non-GAAP financial information disclosed by other companies. These results should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. We believe that our non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to our financial condition and results of operations because the non-GAAP measures exclude charges that management considers to be outside of Intermolecular's core operating results. We believe that the non-GAAP measures of revenue, cost of net revenue, gross profit, gross margin, operating (loss) income, net (loss) income, earnings per share and net (loss) income per share, viewed in combination with our financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of our ongoing operating performance. In addition, management uses these non-GAAP measures to review and assess financial performance, to determine executive officer incentive compensation and to plan and forecast performance in future periods.

Intermolecular, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts, Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenue:
Program revenue	$9,256	$6,812
Licensing and royalty revenue	419	3,133
Total revenue	9,675	9,945
Cost of revenue:
Cost of program revenue	3,375	2,697
Cost of licensing and royalty revenue	1	290
Total cost of revenue	3,376	2,987
Gross profit	6,299	6,958
Operating expenses:
Research and development	4,032	7,108
Sales and marketing	796	1,481
General and administrative	2,286	3,008
Restructuring charges	—	1,348
Total operating expenses	7,114	12,945
Loss from operations	(815)	(5,987)
Other income (expense):
Interest income (expense), net	106	55
Other income (expense), net	87	97
Total other income (expense), net	193	152
Loss before provision for income taxes	(622)	(5,835)
Provision for income taxes	1	1
Net loss	$(623)	$(5,836)
Net loss per share, basic and diluted	$(0.01)	$(0.12)
Weighted-average number of shares used in computing net loss per share, basic and diluted	49,581,927	49,519,251

Intermolecular, Inc.

Condensed Consolidated Balance Sheets

(In thousands, Unaudited)

	As of March 31, 2018	As of December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$4,421	$6,090
Short-term investments	22,822	18,060
Total cash, cash equivalents and short-term investments	27,243	24,150
Accounts receivable	4,199	5,519
Prepaid expenses and other current assets	959	1,069
Total current assets	32,401	30,738
Long-term investments	—	1,657
Materials inventory	2,814	2,781
Property and equipment, net	4,940	5,913
Intangible assets, net	2,485	2,620
Other assets	589	600
Total assets	$43,229	$44,309

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$399	$928
Accrued liabilities	958	865
Accrued compensation and employee benefits	1,781	2,535
Deferred revenue	997	941
Total current liabilities	4,135	5,269
Other long-term liabilities	2,906	2,967
Total liabilities	7,041	8,236
Stockholders’ equity:
Common stock	50	50
Additional paid-in capital	215,082	214,796
Accumulated other comprehensive loss	(59)	(35)
Accumulated deficit	(178,885)	(178,738)
Total stockholders’ equity	36,188	36,073
Total liabilities and stockholders’ equity	$43,229	$44,309

Intermolecular, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands, Unaudited)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(623)	$(5,836)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and accretion	1,423	1,977
Stock-based compensation	270	656
(Gain) loss on disposal of property and equipment	—	(4)
Changes in operating assets and liabilities:
Accounts receivable	1,796	1,248
Prepaid expenses and other assets	121	476
Materials inventory	(69)	78
Accounts payable	(554)	381
Accrued and other liabilities	(730)	1,394
Deferred revenue	56	183
Net cash provided by operating activities	1,690	553
Cash flows from investing activities:
Purchase of investments	(6,252)	(2,827)
Redemption of investments	3,070	4,408
Purchase of property and equipment	(194)	(264)
Proceeds from sale of equipment	—	7
Net cash (used in) provided by investing activities	(3,376)	1,324
Cash flows from financing activities:
Payment of capital leases	—	(5)
Proceeds from exercise of common stock options	17	—
Net cash (used in) provided by financing activities	17	(5)
Net increase (decrease) in cash and cash equivalents	(1,669)	1,872
Cash and cash equivalents at beginning of period	6,090	5,759
Cash and cash equivalents at end of period	$4,421	$7,631

Intermolecular, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended March 31,
	2018	2017
GAAP cost of net revenue	$3,376	$2,987
Stock-based compensation expense (a)	(53)	(65)
Non-GAAP cost of net revenue	$3,323	$2,922
GAAP gross profit	$6,299	$6,958
Stock-based compensation expense (a)	53	65
Non-GAAP gross profit	$6,352	$7,023
As a percentage of net revenue:
GAAP gross margin	65.1%	70.0%
Non-GAAP gross margin	65.7%	70.6%
GAAP operating loss	$(815)	$(5,987)
Stock-based compensation expense (a):
- Cost of net revenue	53	65
- Research and development	55	182
- Sales and marketing	30	59
- General and administrative	132	350
Non-GAAP operating loss	$(545)	$(5,331)

GAAP net loss	$(623)	$(5,836)
Stock-based compensation expense (a)	270	656
Non-GAAP net loss	$(353)	$(5,180)

GAAP net loss	$(623)	$(5,836)
Interest income (expense), net	106	55
Provision for taxes	1	1
Depreciation, amortization, impairments and accretion	1,423	1,977
Restructuring charges (b)	—	1,348
Stock-based compensation expense (a)	270	656
Adjusted EBITDA	$965	$(1,909)

Shares used in computing GAAP basic and diluted earnings per share	49,582	49,519
GAAP earnings per share:
Basic and diluted net loss per share	$(0.01)	$(0.12)
Shares used in computing Non-GAAP basic and diluted earnings per share	49,582	49,519
Non-GAAP earnings per share:
Basic and diluted net loss per share	$(0.01)	$(0.10)

(a)

Stock-based compensation reflects expense recorded relating to stock-based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company, as management believes this provides it a meaningful understanding of its core operating performance.

(b)	Restructuring charges incurred in connection with a reduction in headcount primarily comprised of employee severance and benefit costs.

Intermolecular, Inc.

Second Quarter 2018 Outlook

Reconciliation of GAAP Net Income/Loss to Non-GAAP Net Income

(In thousands, except per share amounts, Unaudited)

GAAP net income/loss range	$(300) - $300
Stock-based compensation	$300 - $300
Non-GAAP net income range	$0 - $600

GAAP and Non-GAAP diluted shares	49,600
GAAP net income/loss per share range	$(0.01) - $0.01
Non-GAAP net income per share range	$0.00 - $0.01

Corporate Contact:

Bill Roeschlein

Intermolecular, Inc.

Chief Financial Officer

bill.roeschlein@intermolecular.com

(408) 582-5415

Investor Contact:

Matt Glover or Najim Mostamand, CFA

Liolios Group, Inc.

IMI@liolios.com

(949) 574-3860